EXHIBIT 99.01

From:    DRYCLEAN USA, Inc.
         290 NE 68 Street
         Miami, FL  33138
         Michael Steiner  (305) 754-4551
         Venerando Indelicato  (813) 814-0722

                              FOR IMMEDIATE RELEASE

DRYCLEAN USA, INC.  ANNOUNCES YEAR END RESULTS
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BOARD OF DIRECTORS DECLARES AN ANNUAL DIVIDEND
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Miami, FL - September 26, 2003 - DRYCLEAN USA, Inc. (AMEX:DCU), today reported results of operations for its fiscal year ended June 30, 2003.

Net earnings from continuing operations for fiscal 2003 increased by 13.8% to $546,134 or $.08 per diluted share on revenues of $14,317,448, compared to net earnings from continuing operations of $479,978 or $.07 per diluted share on revenues of $14,288,504 for fiscal 2002. Net earnings for fiscal 2003 was $603,793 or $.09 per share, including a net gain on the settlement of liabilities associated with discontinued operations of $57,659. In fiscal 2002 the Company reported a net loss of $280,010 or $.04 per diluted share after giving effect to a net loss of $204,992 in the year from discontinued operations and a net loss of $554,996 on the disposal of discontinued operations.

The Company's Board of Directors, at its September 26, 2003 meeting, declared a $.05 per share annual dividend payable on October 31, 2003 to shareholders of record on October 17, 2003.

Venerando J. Indelicato, Chief Financial Officer of DRYCLEAN USA, Inc., stated, "This dividend, which is our first in many years, reflects the strong financial position of the Company, and the Board's desire to disburse extra cash to its shareholders, especially in light of the new favorable tax rates on dividends." He also indicated that, "all our operating segments and divisions were profitable in fiscal 2003 and are expected to further improve in fiscal 2004."

DRYCLEAN USA, Inc. is one of the largest franchise and license operations in the dry cleaning industry, currently consisting of over 400 franchised and licensed stores in the United States, the Caribbean and Latin America. Founded in 1960, its dry cleaning and laundry machinery division is also one of the nation's leading distributors of industrial laundry, dry cleaning machines and steam boilers.

This press release contains certain information that is subject to a number of known and unknown risks and uncertainties that may cause actual results and trends to differ materially from those expressed or implied by the forward-looking statements. Information concerning such factors are discussed in Company reports filed with the Securities and Exchange Commission.

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                          DRYCLEAN USA, Inc. (AMEX:DCU)
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 Year Ended              Year Ended
                                                June 30, 2003          June 30, 2002
                                                ------------            ------------
Revenues                                        $ 14,317,448            $ 14,288,504
Earnings from continuing
    operations                                       880,223                 775,027
Provision for income taxes                           334,089                 295,079
                                                ------------            ------------
Net earnings from continuing
    operations                                       546,134                 479,978
Income (loss), net of income taxes,
    from:
        Discontinued operations                     (204,992)
        Disposal of discontinued
             operations                               57,659                (554,996)
                                                ------------            ------------

Net earnings (loss)                             $    603,793            $   (280,010)

Basic and diluted earnings per share:
         Continuing operations                  $        .08            $        .07
         Discontinued operations                $        .01            $       (.11)
         Net earnings (loss)                    $        .09            $       (.04)

Weighted average shares
     outstanding:
         Basic                                     6,996,450               6,996,813
         Diluted                                   6,996,450               6,997,342